As filed with the Securities and Exchange Commission on December 22, 1995


                                                Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     --------------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                               FMC GOLD COMPANY
            (Exact name as issuer of specified in its certificates)

              Delaware                                 88-0226676
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                    Identification No.)

                  5911 Meadowood Way, Suite 200, Reno, Nevada
                   (Address of principal executive officers)

                             FMC GOLD COMPANY 1988
                     LONG-TERM INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)

                                 Robert L. Day
                                General Counsel
                               FMC Gold Company
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                    (Name and address of agent for service)

                                 312/861-5923
         (Telephone number, including area code, of agent for service)

                     --------------------------------------


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                    Proposed           Proposed
 Title of                           Maximum            Maximum
Securities           Amount         Offering           Aggregate    Amount of
  to be              to be          Price              Offering     Registration
Registered         Registered       Per Share(1)       Price(1)     Fee(1)
-----------        ----------       ------------       ---------    ------------

Shares             1,000,000(2)     $4.4375            $4.4375      $1,530.17

================================================================================
(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on December 21, 1995. This registration statement includes all interests under the Plan which may be deemed securities for purposes of the Securities Act of 1933. Since no separate consideration is payable for any such interests, no additional fee is payable by reason of the registration thereof.

(2) This is the total number of FMC Gold Company shares which may hereafter be issued under the FMC Gold Company 1988 Long-Term Incentive Compensation Plan (the "Plan"). Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares which may be issuable pursuant to the antidilution provisions of the Plan.

                                    PART I.

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

2. The Registrant's definitive proxy statement dated March 20, 1995 for the Annual Meeting of Stockholders on May 3, 1995.

3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

4. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), dated June 8, 1987.

5. Information as to the Plan which will be included in the future either in the Registrant's proxy statements, annual reports or in appendices to the Prospectus.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        The legality of the shares of Common Stock offered hereby has been passed upon by Robert L. Day, c/o FMC Corporation, 200 East Randolph Drive, Chicago, Illinois 60601, Counsel for the Corporation. Mr. Day is Secretary and General Counsel of the Registrant. As of December 21, 1995, Mr. Day owned an aggregate of 100 shares of Common Stock.

Item 6. Indemnification of Officers and Directors.
        -----------------------------------------

        Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith. Section 145 also states that the indemnification provided for in such section shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     The Registrant's Certificate of Incorporation provides that a current or former director shall not be liable to the Registrant or its shareholders for damages for any breach of fiduciary duty except under those circumstances set forth in Section 242 of the Delaware General Corporation Law.

     The Registrant's By-Laws provide for indemnification, to the fullest extent permitted by applicable law, of any of its directors and officers who are, or have been, or are threatened to be, made a party to an action or proceeding, whether civil or criminal, by reason of the fact that such director or officer is a director or officer of the Registrant, against any judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. The By-Laws also provide that additional indemnification may be provided by the Registrant to any other person to the extent permitted by applicable law.

     The Registrant, through its parent FMC Corporation, has purchased directors' and officers' liability insurance in the amounts and subject to the conditions set forth in such policies covering certain liabilities incurred by its officers and directors in connection with the performance of their respective duties.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not Applicable.

Item 8. Exhibits.
        --------

        See Index to Exhibits.

Item 9. Undertakings.
        ------------

        512(a) Rule 415 offering.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering or such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     512 (b) Filings incorporating subsequent Exchange Act documents by reference,

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants's annual report pursuant to section 13 (a) or section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     512 (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the Requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 21, 1995.



                                       FMC GOLD COMPANY



                                       By  LARRY D. BRADY*
                                           -----------------------------
                                           Its Chairman and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities act, this registration statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 1995.

Signature                           Title
----------                          ------

/s/ LARRY D. BRADY*                 Chairman of the Board
-------------------------           and Chief Executive Officer
    Larry D. Brady

/s/ STEVEN E. BAGINSKI*             Vice President-Finance
-------------------------           (Principal Financial Officer and
    Steven E. Baginski              Principal Accounting Officer)

/s/ ROBERT N. BURT*                 Director
-------------------------
    Robert N. Burt

                                    Director
-------------------------
    Paul L. Davies, Jr.

/s/ BRIAN J. KENNEDY*               Director
-------------------------
    Brian J. Kennedy

/s/ NHA D. HOANG*                   Director
-------------------------
    Nha D. Hoang

                                    Director
-------------------------
    Edmund W. Littlefield



* By: Robert L. Day
      ------------------
      Robert L. Day
      (Attorney-in-Fact)

                                   EXHIBITS

Exhibit
  No.                      Description of Exhibit
-------                    ----------------------

  4.1 Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (33-14429))

  4.2             By-Laws of the Company (incorporated by reference from Exhibit
                  3.2 of the Company's Registration Statement on Form S-1 (33-14429))

  4.3             FMC Gold Company 1988 Long-Term Incentive Compensation Plan

  5               Opinion of Robert L. Day on the legality of the shares

 15 Letter from KPMG Peat Marwick LLP re unaudited interim financial information

 23.1             Consent of KPMG Peat Marwick LLP

 23.2 Consent of Robert L. Day (included in his opinion filed as Exhibit 5)

 24               Powers of Attorney

                               INDEX TO EXHIBITS

Exhibit                                                                                Sequential
  No.                      Description of Exhibit                                       Page No.
-------                    ----------------------                                      ----------
  4.1             Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration
                  Statement on Form S-1 (33-14429))                                       N/A

  4.2             By-Laws of the Company (incorporated by reference from Exhibit
                  3.2 to the Company's Registration Statement on Form S-1
                  (33-14429))                                                             N/A

  4.3             FMC Gold Company 1988 Long-Term Incentive Compensation Plan

  5               Opinion of Robert L. Day on the legality of the Shares

 15 Letter from KPMG Peat Marwick LLP re unaudited interim financial information

 23.1             Consent of KPMG Peat Marwick LLP

 23.2             Consent of Robert L. Day (included in his opinion filed as
                  Exhibit 5)                                                              N/A

 24               Powers of Attorney